UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(RULE 14c-101)

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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QUALITY DISTRIBUTION, INC

(Name of Registrant as Specified in Its Charter)

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3802 Corporex Park Drive

Tampa, Florida 33619

NOTICE OF ACTION BY WRITTEN CONSENT OF SHAREHOLDERS

On May 13, 2005, shareholders holding a majority of the outstanding shares of common stock, no par value, of Quality Distribution, Inc. took action by written consent, effective 20 days after the distribution of this notice and the accompanying Information Statement, to amend the Articles of Incorporation to increase the maximum number of members that our Board of Directors may comprise to thirteen from eleven. You have received this notice and the accompanying Information Statement as an owner of record of our common stock as of May 19, 2005. We are not holding a meeting of shareholders to consider this matter.

By Order of the Board of Directors

Robert J. Millstone

Secretary

June 8, 2005

3802 Corporex Park Drive

Tampa, Florida 33619

INFORMATION STATEMENT

June 8, 2005

You have received this Information Statement and the accompanying notice of written action by shareholders as an owner of record as of May 19, 2005 of the common stock, no par value, of Quality Distribution, Inc. On May 13, 2005, shareholders holding a majority of the outstanding shares of common stock took action by written consent, effective 20 days after the distribution of this Information Statement and the accompanying Notice of Action By Written Consent of Shareholders, to amend the Articles of Incorporation of Quality Distribution, Inc. to increase the maximum number of members that our Board of Directors (“Board”) may comprise to thirteen from eleven.

Unless the context requires otherwise, references in this statement to “Quality Distribution”, “QDI”, the “Company”, “we”, “us”, or “our” refer to Quality Distribution, Inc. and its consolidated subsidiaries.

We are not asking you for a proxy and you are requested not to send us a proxy. We are not holding a meeting of shareholders in connection with the matters described in this Information Statement. We are first mailing this Information Statement on or about June 8, 2005.

Our Articles of Incorporation and By-Laws currently provide that our Board shall comprise not fewer than one nor more than eleven directors. Our Board is currently composed of ten members and one vacancy. Each director serves until the 2006 annual meeting and until his successor is elected and qualified, or until such director’s earlier death, disability, resignation or removal. Gerald L. Detter, our newly appointed President and Chief Executive Officer, is expected to be appointed to fill the existing vacancy on the Board by written consent of the Board promptly following the date of this Information Statement.

Following our annual meeting of shareholders on May 13, 2005, our Board determined that the size of the Board of Directors should be increased beyond its existing size of eleven. Accordingly, the Board resolved that our Articles of Incorporation and By-Laws be amended to permit the Board to comprise up to thirteen members. Under our By-Laws, vacancies on the Board may be filled only by the Board. A director elected to fill a vacancy holds office until the next annual meeting of shareholders and until such director’s successor is elected and qualified. The Board also resolved that, upon amendment to our Articles of Incorporation and By-Laws, it would appoint M. Ali Rashid to fill a vacancy created by the increase in the size of the Board of Directors. Mr. Rashid is an officer of Apollo Management, L.P. and certain of its affiliates (collectively, “Apollo”). Apollo is our majority shareholder. Mr. Rashid has agreed to serve as a director upon appointment.

An amendment to our Articles of Incorporation requires shareholder approval. Under Florida law and our By-Laws, shareholders are permitted to act in lieu of a meeting by written consent of shareholders holding a majority of our common stock. Since our annual meeting of shareholders had just been conducted, the Board concluded not to hold another shareholders’ meeting for a limited purpose, but instead to agree to approval by written consent of our shareholders holding a majority of common stock. A majority of our common stock is held by Apollo, and Apollo undertook to act by shareholder consent. The Board did not submit its decision to amend the By-Laws or to appoint Mr. Rashid to fill a vacancy to Apollo as the Board has the authority to take these actions without shareholder approval. Apollo approved the amendment to the Articles of Incorporation on May 13, 2005.

As amended, the affected provision of our Articles of Incorporation, Article V, Section 1, will read:

Number. The Board of Directors of the Corporation shall consist of not fewer than one (1) nor more than thirteen (13) members, the exact number of the directors to be fixed from time to time by the stockholders or as otherwise provided in the Corporation’s by-laws. The business and affairs of the Corporation shall be managed by the Board of Directors, which may exercise all such powers of this Corporation and do all such lawful acts and things as are not by law directed or required to be exercised or done only by the stockholders. The stockholders of the Corporation may remove a director from office at any time with or without cause.

Both the Board’s and Apollo’s action are conditioned upon distributing this Information Statement and waiting for 20 days after the distribution. Accordingly, our Articles of Incorporation and By-Laws will not be amended as described until on or about June 28, 2005. Promptly on or following that date, we will file Articles of Amendment with the Department of State of the State of Florida to amend our Articles of Incorporation as described. Once our Articles of Incorporation and By-Laws have been amended, Mr. Rashid’s appointment to fill a vacancy will become effective.

Our Board believes that increasing the size of the Board will enable additional qualified individuals, including Mr. Rashid, to serve as directors. Increasing the size of the Board will also give us greater flexibility to comply with the applicable corporate governance requirements of the Securities and Exchange Commission and the Nasdaq Stock Market, Inc. Provisions establishing a maximum number of directors have sometimes been characterized as deterring takeovers. However, any such effect is minimized in our case because our Articles of Incorporation currently have a numeric maximum and a majority of our common stock is currently owned by Apollo.

Five of our ten directors are partners and officers of Apollo, our majority shareholder, which took the action by written consent described in this Information Statement. Mr. Detter, our newly appointed President and Chief Executive Officer, is expected to be appointed to fill the existing vacancy on the Board by written consent of the Board promptly following the date of this Information Statement and prior to the amendment to our Articles of Incorporation. Mr. Rashid, whom the Board has conditionally appointed to fill a vacancy created by the amendment to our Articles of Incorporation, is an officer of Apollo. Accordingly, upon effectiveness of the actions described in this Information Statement, one half of our directors will be Apollo associates. These directors could prevent the passage of board resolutions or other Board action if they act collectively at a meeting of the Board at which all directors are present or act by written consent, and the directors who are Apollo associates are not currently able to do this.

Prior to the May 13, 2005 annual meeting of our shareholders, our Board comprised ten members, and five of these members were Apollo associates. Accordingly, the amendment to our Articles of Incorporation and the appointment to fill a vacancy will have the immediate effect only of returning our Board composition to the relative composition that existed prior to the annual meeting. In any event, our directors are elected by a plurality of all votes cast by shares entitled to vote at a meeting in which a quorum is present, and the vote of Apollo at such a meeting would constitute a plurality for all Board seats.

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SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of May 19, 2005 (based on 19,047,566 shares of common stock outstanding), by:

•	each person known by us to be a beneficial owner of more than 5.0% of our outstanding common stock,

•	each of our directors,

•	each of our named executive officers, and

•	all directors and executive officers as a group.

The amounts and percentage of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he or she has no economic interest. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options or warrants held by such person that are exercisable within 60 days of May 19, 2005, but excludes shares of common stock underlying options or warrants held by any other person.

Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name of Beneficial Owner	Shares of Common Stock	Percentage of Class
Thomas L. Finkbiner(1)(2)(3)	309,424	1.61%
Dennis R. Copeland(1)(2)(3)	38,703	*
Samuel M. Hensley(3)(4)	—	—
Virgil T. Leslie(1)(2)(3)	51,284	*
Keith J. Margelowsky(1)(2)(3)	40,866	*
Marc E. Becker(3)(5)(6)	5,000	*
Robert H. Falk(5)(6)	—	—
Robert E. Gadomski(1)	—	—
Joshua J. Harris(3)(5)(6)	5,000	*
Richard B. Marchese(1)(3)(7)	12,384	*
Thomas R. Miklich(1)	—	—
Donald C. Orris(1)(3)(7)	8,496	*
Eric L. Press(3)(5)(6)	2,500	*
Alan H. Schumacher(1)(3)(7)	5,996	*
Michael D. Weiner(3)(5)(6)	5,000	*
All executive officers and directors as a group (16 persons)(8)	461,116	2.39%
Apollo Investment Fund III, L.P.(9)	10,535,312	55.29%
Cannell Capital LLC(10)	961,649	5.05%
Federated Investors(11)	1,133,100	5.95%
Wasatch Advisors, Inc.(12)	1,386,333	7.28%

*	Less than 1.0%
(1)	The business address for Messrs. Copeland, Finkbiner, Gadomski, Leslie, Marchese, Margelowsky, Miklich, Orris, and Schumacher is Quality Distribution, Inc., 3802 Corporex Park Drive, Tampa, FL 33619.

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(2)	The shares for certain of our executive officers include restricted stock granted under the 2003 Restricted Stock Incentive Plan, which has voting rights. The 2003 grants vest in equal installments over five years beginning December 31, 2004; the 2004 grants vest in equal installments over four years beginning December 31, 2005. Mr. Finkbiner has 41,176 shares from 2003 and 7,406 shares from 2004. Mr. Hensley resigned September 24, 2004 and forfeited all shares of restricted stock. Mr. Leslie has 5,589 shares from 2003, and 3,195 shares from 2004. Mr. Margelowsky has 3,353 shares from 2003, and 1,254 from 2004. Mr. Copeland has 3,353 shares from 2003, and 3,195 shares from 2004.
(3)	The shares for certain of our executive officers and directors include stock options that have vested as of May 19, 2005 or will vest within 60 days thereafter. Mr. Finkbiner has 116,000 vested options, Mr. Copeland has 21,250 vested options, Mr. Leslie has 42,500 vested options, Mr. Margelowsky has 21,250 vested options, Mr. Marchese has 8,888 vested options, each of Messrs. Harris, Weiner, Becker and Orris has 5,000 vested options, and each of Mr. Press and Mr. Schumacher has 2,500 vested options.
(4)	Mr. Hensley resigned September 24, 2004. The address for Mr. Hensley is 5585 Rio Vista Drive, Clearwater, Florida 33760.
(5)	The business address for Messrs. Becker, Falk, Harris, Press and Weiner is Apollo Management, L.P., 9 West 57th Street, New York, NY 10019.
(6)	Messrs. Becker, Falk, Harris, Press and Weiner are each a partner and officer of certain affiliates of Apollo. Although each of Messrs. Becker, Falk, Harris, Press and Weiner may be deemed to beneficially own shares owned by Apollo, each such person disclaims beneficial ownership of any such shares.
(7)	The shares for our independent outside directors (those not employees of the Company or Apollo) include restricted stock granted under the 2003 Restricted Stock Incentive Plan, which has voting rights. These shares were granted in January 2005. Each of Messrs. Marchese, Orris, and Schumacher was granted 3,496 shares.
(8)	The shares for all executive officers and directors as a group include 91,731 shares of restricted stock and 223,638 options that have vested or will vest within 60 days.
(9)	Includes shares owned by Apollo Overseas Partners III, L.P., a Delaware limited partnership, and Apollo (U.K.) Partners III, L.P., a limited partnership organized under the laws of the United Kingdom, as well as 7,810 shares that are issuable upon exercise of QDI’s warrants held by such entities. Also includes 136,521 shares owned by two other institutional investors as to which Apollo has sole voting power pursuant to the irrevocable proxy granted by such institutional investors in the Amended and Restated Common and Preferred Stock Purchase and Shareholder Agreement, dated as of August 28, 1998 thereto as amended by Amendment No. 1 dated April 2, 2002. That document provides that in no event shall the grant of the proxy be effective to the extent that the voting power of the proxy, when combined with the voting power of Apollo Investment Fund III, L.P., Apollo Overseas Partners III, L.P., or Apollo (U.K.) Partners III, L.P. would exceed 79.99% of the voting power of QDI. The address of Apollo Investment Fund III, L.P. is c/o Apollo Advisors III, L.P., Two Manhattanville Road, Purchase, New York 10577.
(10)	Based solely on information obtained from a Schedule 13G filed by Cannell Capital LLC with the SEC on or about March 25, 2005, and without independent investigation of the disclosure contained therein. The business address of Cannell Capital LLC is 150 California Street, San Francisco, CA 94111. The entity has shared investment power and shared voting power for all 961,649 shares. Cannell Capital LLC is an investment advisor. The report is filed jointly by Cannell Capital LLC and J. Carlo Cannell whose address is the same as Cannell Capital LLC; The Anegada Master Fund Limited, whose address is Bank of Butterfield International (Cayman) Ltd., 68 Fort Street, George Town, Grand Cayman, Cayman Islands; The Cuttyhunk Fund Limited, whose address is 73 Front Street, Hamilton, Bermuda HM 12; Tonga Partners L.P., whose address is the same as Cannell Capital LLC; GS Cannell Portfolio, LLC, whose address is 701 Mount Lucas Road, CN 850, Princeton, NJ 08542; and Pleiades Investment Partners LP, whose address is 6022 West Chester Pike, Newtown Square, PA 19073.
(11)	Based solely on information obtained from a Schedule 13G filed by Federated Investors, Inc. with the SEC on or about February 14, 2005, and without independent investigation of the disclosure contained therein. The business address of Federated Investors is Federated Investors Tower, Pittsburgh, PA 15222. The entity has sole investment power and sole voting for all 1,133,100 shares. The report is filed jointly by Federated Investors, Inc. and Voting Shares Irrevocable Trust; John F. Donahue; Rhodora J. Donahue; and J. Christopher Donahue. The address for the Trust and for the Donahues is the same as Federated Investors.
(12)	Based solely on information obtained from a Schedule 13G filed by Wasatch Advisors, Inc. with the SEC on or about February 14, 2005 and without independent investigation of the disclosure contained therein. The business address of Wasatch Advisors, Inc. is 150 Social Hall Avenue, Salt Lake City, UT 84111. The entity has sole investment power and sole voting for all 1,386,333 shares.

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DELIVERY TO SHAREHOLDERS SHARING ADDRESS

Only one Information Statement is being delivered to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. We will promptly deliver upon written or oral request a separate copy of this Information Statement to a shareholder at a shared address to which a single copy was sent. Shareholders residing at a shared address who would like to request an additional copy of the Information Statement now or with respect to future mailings (or to request to receive only one copy of future mailings if multiple copies are being received) may write or call the Company’s Corporate Secretary, 3802 Corporex Park Drive, Tampa, Florida 33619, (800) 282-2031.

By Order of the Board of Directors

Gerald L. Detter

President and Chief Executive Officer

June 8, 2005

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